EXHIBIT 24

                                 Rajendra Singh

                                POWER OF ATTORNEY
               (For Executing Forms 3, 4, and 5 and Schedule 13G)

          Know all by these presents,  that the undersigned  hereby  constitutes and  appoints  each of Hal B.  Perkins,  Serge G.  Martin  and  Robert
          Macklin, signing singly, the undersigned's true and lawful attorney-in-fact to:

          (1) execute for and on behalf of the undersigned  Forms 3, 4 and 5 and
          Schedule 13G in accordance with Section 16(a) and Section 13(d), respectively, of the Securities Exchange Act of 1934 and the rules thereunder;

          (2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete the execution of any such Form 3, 4 or 5 and Schedule 13G and the timely filing of such form with the United States Securities and Exchange Commission and any other authority; and

          (3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be in the best interest of, or legally required by, the undersigned.

          The undersigned hereby grants to such attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary and proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation. The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming any of the undersigned's responsibilities to comply with Section 16 and Section 13 of the Securities Exchange Act of 1934.

          This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 and
          Schedule 13G with respect to the undersigned's holdings of and transactions in securities issued by the above-captioned company or companies, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact.

          IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney on February 17, 2005.

				 /s/ Rajendra Singh
                                 -----------------------------
                                 Rajendra Singh